UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 22, 2009
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

On December 22, 2009, Burlington Coat Factory Warehouse Corporation (“Company”), a wholly-owned subsidiary of Burlington Coat Factory Investments Holdings, Inc. (“Investments”), entered into an agreement to employ Michael Geraghty as Chief Operating Officer of the Company commencing on January 4, 2010 (the “Agreement”).   Most recently, Mr. Geraghty, age 60, served as Executive Vice President of Operations of Lord and Taylor from September 2007 to August 2008.  Prior to joining Lord and Taylor, Mr. Geraghty served as the Chairman of Filene's/Kaufman's, a division of Macy’s-Federated, from September 2004 to May 2006.  Mr. Geraghty served as Chief Financial Officer of Filene's/Kaufman's from November 1996 to August 2004 and, prior to that, held various other positions within the May organization, Marshall's and Abraham and Straus.  There are no transactions in which Mr. Geraghty has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

Mr. Geraghty’s employment is governed by the Agreement, which provides for a term of employment commencing on January 4, 2010 and terminating on the earliest of (i) the third anniversary thereof, (ii) immediately upon Mr. Geraghty’s resignation, death or disability, or (iii) by resolution of the Company’s board of directors (the “Board”), with or without cause at any time.  During Mr. Geraghty’s term of employment, he shall also serve as the Chief Operating Officer of Burlington Coat Factory Holdings, Inc., the sole stockholder of Investments (“Parent”).  Pursuant to the Agreement, Mr. Geraghty will receive an annual base salary of $500,000 and is eligible to participate in the Company’s Senior Management Bonus Plan.  Any bonus earned by Mr. Geraghty for the portion of the Company’s current fiscal year will be pro rated based on the number of days worked by Mr. Geraghty for the Company in such fiscal year.  In addition, within 30 days after the commencement of his employment, the Company will pay Mr. Geraghty a sign-on bonus of $35,000 (the “Sign-On Bonus”).

Mr. Geraghty is also eligible to participate in the Company's medical benefit and retirement plans, and is subject to the Company's policies with respect to business expense reimbursement, on the same basis as other senior executives.  Additionally, Mr. Geraghty shall be provided with the use of an automobile which has an original purchase price not in excess of $50,000.  Pursuant to the Agreement, for a period of three years beginning with the commencement of his employment, the Company will pay Mr. Geraghty $4,000 per month, which Mr. Geraghty may apply towards his housing accommodations and living expenses (the “Housing Allowance”).  In addition, the Company will reimburse Mr. Geraghty for the reasonable costs incurred by him in moving from his current residence to a residence within reasonable commute to the Company’s corporate offices (the “Moving Expense”).

If Mr. Geraghty’s employment is terminated either voluntarily (other than for good reason or due to his disability) or for cause within 18 months of the date of the commencement of his employment, he must immediately repay to the Company the pre-tax amount of the Sign-On Bonus, the Housing Allowance, the Moving Expense and any tax gross-up paid on his behalf by the Company or reimbursed to him by the Company in respect of the Housing Allowance and the Moving Expense.

Additionally, Mr. Geraghty will receive options to purchase units of the securities of Parent upon commencement of employment.

(b)

Effective as of December 22, 2009, Marc Katz assumed the role of Executive Vice President of Merchandise Planning and Allocation of the Company and will no longer serve as the Company’s Principal Accounting Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Paul C. Tang
Paul C. Tang Executive Vice President

Date: December 23, 2009